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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
April 30, 2002

CONTACT:   William L. (Chip) Lusk, Jr.
           Executive Vice President/Chief Financial Officer
           First Security Group, Inc.
           (423) 308-2070


                      FIRST SECURITY GROUP, INC., ANNOUNCES
                            RECORD QUARTERLY EARNINGS


         CHATTANOOGA, TENN. -- FSG, a bank holding company based in Chattanooga with banking operations in East Tennessee and North Georgia, announced record earnings for the first quarter of 2002. The company earned $806 thousand for the first three months of 2002, compared to $93 thousand for the same period in 2001.

         FSG's primary existing market includes Whitfield County, Georgia, and Hamilton, Monroe, McMinn, and Loudon Counties, Tennessee. The company's strategic plan is to serve the banking and financial needs of the various communities in and around the interstate corridors between Cartersville, Georgia, and Knoxville, Tennessee.

         As a multi-bank holding company, FSG is able to give each of its banks a separate charter, meaning each bank maintains decision-making power and local autonomy. Furthermore, each bank has its own board of directors, which is community-focused and directly involved with the bank's strategic operations.


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         First Security Group's community bank subsidiaries are Frontier Bank in
Chattanooga, Tennessee, including its First Security Bank division that operates banking offices in McMinn, Monroe and Loudon Counties, Tennessee, and Dalton Whitfield Bank in Dalton, Georgia. The FSG banks have 12 full-service banking offices along the Interstate 75 corridor of east Tennessee and north Georgia. Presently, FSG's assets total $372 million.


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         This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of First Security Group, Inc. ("FSG" or the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "project", "may", "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions including those underlying the establishment of reserves for possible loan losses, and the risks and related costs, of integrating operations as part of acquisition transactions, and the failure to achieve the expected gains, revenue growth and/or expense savings from such transactions.

All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by this Cautionary Notice.